UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT 1934

Date of Report (Date of earliest event reported): June 6, 2014

HEALTHCARE CORPORATION OF AMERICA

(Exact name of registrant as specified in charter)

Delaware	000-54527	27-4563770
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Ford Road Suite 230 Denville, NJ		07834
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:		(973) 983-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NY1280799.1 219359-10001

Item 1.01 Entry into a Material Definitive Agreement

On June 6, 2014, Healthcare Corporation of America (the “Company”) entered into an amendment (the “Amendment”) to its Non-Exclusive License Agreement, dated March 27, 2014 (the “License Agreement”), with Genex Consulting, LLC (“Genex”), pursuant to which the License Agreement was amended to give the Company an exclusive license to the use of certain software owned by Genex.  The original License Agreement provides that the Company will pay Genex for certain fees for the use of the software.  The Amendment provides that, in addition to the usage fees, the Company would pay Genex fees equal to (i) 5% of the greater of (a) the total cash receipts attributable to sales of 340Basics products utilizing the licensed software, and (b) 70% of the amount of projected sales of 340Basics products which utilize the licensed software for such period in the Company’s annual budget, as approved by the Company’s Board of Directors, and (ii) an additional 2% of the total cash receipts attributable to sales of 340Basics products for customers that were referred to the Company by Genex.

The license may be converted back into a non-exclusive license if certain events occur, including if (i) the Company is delinquent in making payments to Genex for a period of 60 days or more, (ii) the revenue received by the Company from sales of 340Basics products which utilize the licensed software is less than $5 million for calendar year 2015 or any calendar year thereafter, (iii) at any time after May 30, 2019, and (iv) if a change of control occurs, as described in the Amendment.

The License Agreement, as amended, has five year term and may be terminated by either party after the initial five years term, upon  three months written notice.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2014, Thomas E. Durkin, III resigned from his position as a director of the Company.

Item 8.01 Other Events.

On April 28, 2014, the Company entered into a Marketing Agreement (the “Marketing Agreement”) with Accountable Health, Inc. (“Accountable Health”) pursuant to which Accountable Health agreed to promote and sell the Company’s 340Basics services.  The Marketing Agreement has an initial three-year term and may be terminated by either party on 6 months advance written notice.  The Marketing Agreement provides that the Company will pay Accountable Health $0.25 per prescription claim made by a client of the Company that was referred to the Company by Accountable Health.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Non-Exclusive Software License Agreement dated March 27, 2014
10.2	Amendment to Non-Exclusive Software License Agreement dated June 6, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                        HEALTHCARE CORPORATION OF AMERICA

Dated:  June 12, 2014

                                                                                                        By:   /S/ Natasha Giordano
                                                                                                                Name:  Natasha Giordano
                                                                                                                Title:    Chief Executive Officer